CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-276060 on Form S-6 of our report dated December 22, 2023, relating to the financial statement of FT 11233, comprising Cboe Vest Large Cap Buffer & Premium Income Portfolio, Series B, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

December 22, 2023